Exhibit 1

                       OHIO POWER COMPANY

                        Purchase Contract

                    Dated ____________, ____


     AGREEMENT made between OHIO POWER COMPANY, a corporation organized and existing under the laws of the State of Ohio (the
Company), and __________________________________________________
(the Purchaser).

                           WITNESSETH:

     WHEREAS, the Company proposes to issue and sell __________ shares of its ______% Cumulative Preferred Stock ($______ Non-
Voting), with a par value of $______per share, (the Stock); and

     WHEREAS, the Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933 (the Act), with the Securities and Exchange Commission (the Commission), a registration statement and prospectus relating to the Stock and such registration statement has become effective; and

     WHEREAS, such registration statement, as it may have been amended through the time the same first became effective (the Effective Date), including the financial statements, the documents incorporated or deemed incorporated therein by reference, and exhibits, being herein called the Registration Statement and the prospectus as supplemented relating to the Stock, including the par value of the Stock, the price and terms of the offering, the dividend rate, the sinking fund terms, the redemption prices and certain information relating to the Purchaser of the Stock first filed with, or mailed for filing to, the Commission pursuant to Rule 424(b) of the Commission's General Rules and Regulations under the Act, including all documents then incorporated or deemed to have been incorporated therein by reference, being herein called the Prospectus.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties as follows:

     1. Purchase and Sale: Upon the basis of the warranties and representations and on the terms and subject to the conditions herein set forth, the Company agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Company, at the price of $______ per share, __________ shares of Stock, which the Purchaser agrees will be offered to the public at an initial public offering price equal to $______ per share. The Company agrees to pay to the Purchaser $______ per share as compensation.

     2. Payment and Delivery: Payment for the Stock shall be made to the Company or its order by certified or bank check or checks, payable in New York Clearing House funds at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017-3909, or at such other place as the Company and the Purchaser shall mutually agree in writing, upon the delivery of the Stock to the Purchaser against receipt therefor signed by the Purchaser. The Company contemporaneously will pay to the Purchaser against receipt therefor the compensation of the Purchaser by certified or bank check or checks payable in New York Clearing House funds at said office. Such payments and delivery shall be made at 10:00 A.M., New York Time, on __________________ (or on
such later business day, not more than five business days subsequent to such day, as may be designated by the Company). The time at which payment and delivery are to be made is herein called the Time of Purchase.

     Delivery of the certificates for the Stock shall be made in definitive form registered in such names and denominations as the Purchaser may request in writing to the Company not later than three full business days prior to the Time of Purchase, or if no such request is received, in the name of the Purchaser in denominations selected by the Company. If the Purchaser shall request that any certificates be issued in a name other than that of the Purchaser, the Purchaser shall pay any transfer taxes resulting from such issuance.

     The Company agrees to make such certificates available for inspection by the Purchaser at the office of First Chicago Trust
Company of New York, ___________________________________________,
at least 20 hours prior to the Time of Purchase.

     3. Conditions of Purchaser's Obligations: The obligations of the Purchaser hereunder are subject to the accuracy of the warranties and representations on the part of the Company and to the following other conditions:

          (a) That all legal proceedings to be taken and all legal opinions to be rendered in connection with the issue and sale of the Stock shall be satisfactory in form and substance to Winthrop, Stimson, Putnam & Roberts, counsel to the
               Purchaser.

          (b) That, at the Time of Purchase, the Purchaser shall be furnished with the following opinions, dated the day of the Time of Purchase, with such changes therein as may be agreed upon by the Company and the Purchaser with the approval of Winthrop, Stimson, Putnam & Roberts, counsel to the
               Purchaser:

               (1)  Opinion of Simpson Thacher & Bartlett, of New
                    York, New York, counsel to the Company,
                    substantially in the form heretofore made available to the Purchaser;

               (2)  Opinion of Winthrop, Stimson, Putnam &
                    Roberts, of New York, New York, counsel to the Purchaser, substantially in the form heretofore made available to the Purchaser.

          (c) That the Purchaser shall have received a letter from Deloitte & Touche in form and substance satisfactory to the Purchaser, dated as of the day of the Time of Purchase, (i) confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder,
               (ii) stating that in their opinion the financial statements audited by them and included or incorporated by reference in the Registration Statement complied as to form in all material respects with the then applicable accounting requirements of the Commission, including the applicable published rules and regulations of the Commission and (iii) covering as of a date not more than five business days prior to the day of the Time of Purchase such other matters as the Purchaser reasonably requests.

          (d) That no amendment to the Registration Statement and that no prospectus or prospectus supplement of the Company (other than the Prospectus or amendments, prospectuses or prospectus supplements relating solely to securities other than the Stock) and no document which would be deemed incorporated in the Prospectus by reference filed subsequent to the date hereof and prior to the Time of Purchase shall contain material information substantially differ-ent from that contained in the Registration Statement which is unsatisfactory in substance to the Purchaser or unsatisfactory in form to Winthrop, Stimson, Putnam & Roberts, counsel to the Purchaser.

          (e) That, at or before 8 P.M. New York Time on the first full business day after the date hereof, or at such later time and day as the Purchaser may from time to time consent to in writing or by telex or facsimile transmission confirmed in writing, appropriate orders of The Public Utilities Commission of Ohio and of the Commission under the Public Utility Holding Company Act of 1935, necessary to permit the sale of the Stock to the Purchaser, shall be in effect; and that, prior to the Time of Purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission or proceedings therefor initiated.

          (f) That, at the Time of Purchase, there shall have been no change in the business, properties or financial condition of the Company from that set forth in the Prospectus (other than changes referred to in or contemplated by the Prospectus), except changes arising from transactions in the ordinary course of business, none of which individually, or in the aggregate, has or have had a material adverse effect on the business, proper-ties or financial condition of the Company, and that the Company shall, at the Time of Purchase, have delivered to the Purchaser a certificate of an executive officer of the Company to the effect that, to the best of his knowledge, information and belief, there has been no such change.

          (g) That the Company shall have performed such of its obligations under this Agreement as are to be performed at or before the Time of Purchase by the terms hereof.

     4. Certain Covenants of the Company: In further consideration of the agreements of the Purchaser herein contained, the Company covenants as follows:

          (a) As soon as the Company is advised thereof, to advise the Purchaser and confirm the advice in writing of any request made by the Commission for amendments to the Registration Statement or Prospectus or for additional information with respect thereto or of the entry of a stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceedings for that purpose and, if such a stop order should be entered by the Commission, to make every reasonable effort to obtain the prompt lifting or removal thereof.

          (b) To deliver to the Purchaser, without charge, as soon as practicable (and in any event within 24 hours after the date hereof), and from time to time thereafter during such period of time (not exceeding nine months) after the date hereof as it is required by law to deliver a prospectus, as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto, other than supplements or amendments relating solely to securities other than the Stock) as the Purchaser may reasonably request; and in case the Purchaser is required to deliver a prospectus after the expiration of nine months after the date hereof, to furnish to the Purchaser, upon request, at the expense of the Purchaser, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with Section 10(a)(3) of the Act.

          (c) To furnish to the Purchaser a copy, certified by the Secretary or an Assistant Secretary of the Company, of the Registration Statement as initially filed with the Commission and of all amendments thereto, other than amendments relating solely to securities other than the Stock (exclusive of exhibits).

          (d) For such period of time (not exceeding nine months) after the date hereof as it is required by law to deliver a prospectus, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, forthwith to prepare and furnish, at its own expense, to the Purchaser and to dealers (whose names and addresses are furnished to the Company by the Purchaser) to whom shares of the Stock may have been sold by the Purchaser and, upon request, to any other dealers making such request, copies of such amendments to the Prospectus or supplemental information.

          (e) As soon as practicable, the Company will make generally available to its security holders and to the Purchaser an earning statement or statement of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (f) To use its best efforts to qualify the Stock for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Purchaser may designate within six months after the date hereof and itself to pay, or to reimburse the Purchaser and its counsel for, reasonable filing fees and expenses in connection therewith in an amount not exceeding $5,000 in the aggregate (including filing fees and expenses paid and incurred prior to the effective date hereof), provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

          (g) To pay all expenses, fees and taxes (other than transfer taxes on sales by the Purchaser) in connection with the issuance and delivery of the Stock, except that the Company shall be required to pay the fees and disbursements (other than disbursements referred to in paragraph (f) of this
               Section 4) of Winthrop, Stimson, Putnam & Roberts, counsel to the Purchaser, only in the events provided in paragraph (h) of this Section 4, the Purchaser hereby agreeing to pay such fees and disbursements in any other event.

          (h) If the Purchaser shall not take up and pay for the Stock due to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, or, if this Agreement shall be terminated in accordance with the provisions of Section 7 hereof, to pay the fees and disbursements of Winthrop, Stimson, Putnam & Roberts, counsel to the Purchaser, and, if the Purchaser shall not take up and pay for the Stock due to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, to reimburse the Purchaser for its reasonable out-of-pocket expenses, in an aggregate amount not exceeding a total of $10,000, incurred in connection with the financing contemplated by this Agreement.

     5.   Warranties of and Indemnity by the Company:

          (a) The Company warrants and represents to the Purchaser that the Registration Statement on any effective date did or will, and the Prospectus when first filed in accordance with Rule 424(b) and at the Time of Purchase will, comply, or be deemed to comply, with the applicable provisions of the Act and the published rules and regulations of the Commission, the Registration Statement on the Effective Date did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus when first filed in accordance with Rule 424(b) and at the Time of Purchase will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to the Purchaser with respect to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for use therein.

          (b) The Company agrees, to the extent permitted by law, to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the Act or otherwise, and to reimburse the Purchaser and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any action, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any alleged untrue statement of a material fact contained in the Registration Statement, in a preliminary prospectus supplement (used after the effective date of the Registration Statement), or in the Prospectus, or if the Company shall furnish or cause to be furnished to the Purchaser any amendments or any supplemental information, in the Prospectus as so amended or supplemented other than amendments or supplements relating solely to securities other than the Stock (provided that if such Prospectus or such Prospectus, as amended or supplemented, is used after the period of time referred to in Section 4(d) hereof, it shall contain such amendments or supplements as the Company deems necessary to comply with Section 10(a) of the Act), or arise out of or are based upon any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such alleged untrue statement or omission which was made in the Registration Statement, in such preliminary prospectus supplement or in such Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for use therein, and except that this indemnity shall not inure to the benefit of the Purchaser (or of any person controlling the Purchaser) on account of any losses, claims, damages, liabilities or actions arising from the sale of shares of the Stock to any person if a copy of the Prospectus, as the same may then be supplemented or amended (excluding, however, any document then incorporated or deemed incorporated therein by reference) was not sent or given by or on behalf of the Purchaser to such person with or prior to the written confirmation of the sale involved and the alleged omission or alleged untrue statement was corrected in the Prospectus as supplemented or amended at the time of such confirmation. The Purchaser agrees within ten days after the receipt by it of notice of the commence-ment of any action in respect to which indemnity from the Company on account of its agreement contained in this Section 5(b) may be sought by it, or by any person controlling it, to notify the Company in writing of the commencement thereof, but the failure of the Purchaser so to notify the Company of any such action shall not release the Company from any liability which it may have to the Purchaser or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 5(b). In case any such action shall be brought against the Purchaser or any such person controlling the Purchaser and the Purchaser shall notify the Company of the com-mencement thereof, as above provided, the Company shall be entitled to participate in (and, to the extent that it shall wish, including the selection of counsel, to direct) the defense thereof at its own expense. In case the Company elects to direct such defense and select such counsel (hereinafter, Company's counsel), the Purchaser or any control-ling person shall have the right to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of the Purchaser or controlling person unless (i) the Company has agreed in writing to pay such fees and expenses or (ii) the named parties to any such action (including any impleaded parties) include both the Purchaser or any controlling person and the Company and the Purchaser or any controlling person shall have been advised by its counsel that a conflict of interest between the Company and the Purchaser or any controlling person may arise (and the Company's counsel shall have concurred with such advice) and for this reason it is not desirable for the Company's counsel to represent both the indemnifying party and the indemnified party (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Purchaser or any controlling person (plus any local counsel retained by the Purchaser or any controlling person in their reasonable judgment), which firm (or firms) shall be designated in writing by the Purchaser or any controlling person). The Company shall not be liable in the event of any settlement of any such action effected without its consent.

     The Company's indemnity agreement contained in Section 5(b) hereof, and its covenants, warranties and representations contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Stock hereunder.

     6.   Warranties of and Indemnity by Purchaser:

          (a) The Purchaser warrants and represents that the information furnished in writing to the Company for use in the Registration Statement, a preliminary prospectus supplement (used after the effective date of the Registration Statement), or in the Prospectus is correct as to the Purchaser.

          (b) The Purchaser agrees, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company, its directors and such of its officers as shall have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in
               Section 5(b) hereof, but only with respect to alleged untrue statements or omissions made in the Registration Statement, in a preliminary prospectus supplement (used after the effective date of the Registration Statement), or in the Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company expressly for use therein.

     The indemnity agreement on the part of the Purchaser contained in Section 6(b) hereof, and the warranties and representations of the Purchaser contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or other person, and shall survive the delivery of and payment for the Stock hereunder.

     7. Termination of Agreement: This Agreement may be terminated at any time prior to the Time of Purchase by the Purchaser if, after the execution and delivery of this Agreement and prior to the Time of Purchase, in the Purchaser's reasonable judgment, the Purchaser's ability to market the Stock shall have been materially adversely affected because:

          (i)   trading in securities on the New York Stock
     Exchange shall have been generally suspended by the Commission or by the New York Stock Exchange, or

          (ii) (A) a war involving the United States of America shall have been declared, (B) any other national calamity shall have occurred, or (C) any conflict involving the armed services of the United States of America shall have escalated, or

          (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or

          (iv) there shall have been any decrease in the ratings of any of the Company's preferred shares by Moody's Investors Services, Inc. (Moody's) or Standard & Poor's Corporation (S&P) or either Moody's or S&P shall publicly announce that it has any of such preferred shares under consideration for possible downgrade.

     If the Purchaser elects to terminate this Agreement, as provided in this Section 7, the Purchaser will promptly notify the Company by telephone or by telex or facsimile transmission, confirmed in writing. If this Agreement shall not be carried out by the Purchaser for any reason permitted hereunder, or if the sale of the Stock to the Purchaser as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement and shall not be liable to the Purchaser or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement (except that the Company shall remain liable to the extent provided in Section 4(h) hereof) and the Purchaser shall be under no liability to the Company.

     8. Notices: All notices hereunder shall, unless otherwise expressly provided, be in writing and be delivered at or mailed to the following addresses or by telex or facsimile transmission confirmed in writing to the following addresses: if to the Purchaser, to ___________________________________________________,
_________________________________________________________________,
attention of ____________, (fax ____________); and, if to the
Company, to Ohio Power Company, c/o American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215, attention of
G. P. Maloney, Vice President, (fax 614/223-1687).

     9. Parties in Interest: The agreement herein set forth has been and is made solely for the benefit of the Purchaser, the Company (including the directors thereof and such of the officers thereof as shall have signed the Registration Statement), the controlling persons, if any, referred to in Sections 5 and 6 hereof, and their respective successors, assigns, executors and administrators, and no other person shall acquire or have any right under or by the virtue of this Agreement.

     10. Execution of Counterparts: This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, on the date first above written.

                              OHIO POWER COMPANY


                              By_____________________________
                                   G. P. Maloney
                                   Vice President



                              By___________________________